UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2021

CSI Compressco LP

(Exact Name of Registrant as Specified in Charter)

Delaware	1-35195	94-3450907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CCLP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2021, CSI Compressco GP LLC, the general partner (the “General Partner”) of CSI Compressco LP, a Delaware limited partnership (the “Partnership”) approved amendments to the change of control agreement with Roy E. McNiven, Senior Vice President of Operations of the General Partner (the “Amended COC Agreement”). Mr. McNiven’s original change of control agreement (the “Existing COC Agreement”) was executed in August 2020.

Under the Amended COC Agreement, if Mr. McNiven resigns from the General Partner beginning July 29, 2021 and ending February 4, 2022 (the “Resignation Period”), we will have an obligation to pay Mr. McNiven (a) $550,000.00, less applicable tax withholdings and deductions, in a single lump sum payment; and (b) a pro rata short-term cash-based incentive plan award for 2021 to the extent the applicable performance objectives are met. The COC Agreement also provides for full acceleration of vesting of any outstanding restricted unit awards, phantom unit awards, and other unit-based awards upon Mr. McNiven’s resignation during the Resignation Period, to the extent permitted under the applicable plan.

Mr. McNiven shall not be eligible for payouts described herein if resigns (i) prior to the Resignation Period claiming a material diminution in his authority, duties, or responsibilities or (ii) following the Resignation Period claiming Good Reason (as defined in the Existing COC Agreement), unless in either event such resignation follows a new Change of Control (as defined in the Existing COC Agreement) separate and apart from Spartan Energy Partners’ acquisition of the General Partner.

All payments and benefits due under the Amended COC Agreement or the Existing COC Agreement are conditioned upon the execution and nonrevocation by Mr. McNiven of a release for our benefit.

Except as specifically amended by the Amended COC Agreement, all terms of the Existing COC Agreement shall remain in full force and effect.  The foregoing description of the Amended COC Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Amended COC Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	First Amendment to Change of Control Agreement, dated March 11, 2021, by and between TETRA Technologies, Inc. and CSI Compressco GP LLC and Roy E. McNiven
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP By: CSI Compressco GP LLC, Its general partner

By:	/s/ John E. Jackson
John E. Jackson
Chief Executive Officer

Date: March 12, 2021

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